Exhibit 99.01
Cadence Reports First Quarter 2022 Financial Results
SAN JOSE, Calif. — April 25, 2022 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the first quarter of 2022.

Cadence reported first quarter 2022 revenue of $902 million, compared to revenue of $736 million for the same period in 2021. On a GAAP basis, Cadence achieved operating margin of 35 percent and recognized net income of $235 million, or $0.85 per share on a diluted basis, in the first quarter of 2022, compared to operating margin of 28 percent and net income of $187 million, or $0.67 per share on a diluted basis, for the same period in 2021.

Using the non-GAAP measures defined below, operating margin for the first quarter of 2022 was 44 percent and net income was $324 million, or $1.17 per share on a diluted basis, compared to operating margin of 38 percent and net income of $231 million, or $0.83 per share on a diluted basis, for the same period in 2021.

“Q1 was a strong start of the year for Cadence, as we delivered outstanding results driven by broad-based strength across our diverse product portfolio,” said Anirudh Devgan, president and chief executive officer. “Our Intelligent System Design strategy aligns well with the generational secular trends that are fueling robust design activity, and our innovative solutions are accelerating growth in both our core and our new systems businesses across a rapidly expanding customer base.”

“Q1 results reflect the success we have with our customers and partners, as well as the solid execution from the Cadence team. We benefited from strong demand for our technologies,” said John Wall, senior vice president and chief financial officer. “We exceeded all key operating metrics for the quarter and are raising our full year guidance.”
CFO Commentary
Commentary on the first quarter 2022 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the second quarter of 2022, the company expects total revenue in the range of $825 million to $845 million. Second quarter GAAP operating margin is expected to be in the range of 29 percent to 30 percent and GAAP net income per diluted share is expected to be in the range of $0.59 to $0.63. Using the non-GAAP measures defined below, operating margin is expected to be in the range of 39 percent to 40 percent and net income per diluted share is expected to be in the range of $0.95 to $0.99.
For fiscal year 2022, the company expects total revenue in the range of $3.395 billion to $3.435 billion. On a GAAP basis, operating margin is expected to be in the range of 28.5 percent to 30 percent and GAAP net income per diluted share for 2022 is expected to be in the range of $2.51 to $2.59. Using the non-GAAP measures defined below, operating margin for 2022 is expected to be in the range of 38.5 percent to 40 percent and net income per diluted share for 2022 is expected to be in the range of $3.89 to $3.97.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this release.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the first quarter 2022 financial results audio webcast today, April 25, 2022, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 25, 2022 at 5 p.m. (Pacific) and ending June 17, 2022 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For eight years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2022 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (ix) the effects of any litigation, regulatory or other proceedings to which Cadence is or may become a party; and (x) the duration, severity, volatility and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	April 2, 2022	April 3, 2021
	(unaudited)
GAAP operating margin as a percent of total revenue	35%	28%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	0%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses (credits)	0%	0%
Non-GAAP operating margin as a percent of total revenue	44%	38%

Net Income Reconciliation	Three Months Ended
	April 2, 2022	April 3, 2021
(in thousands)	(unaudited)
Net income on a GAAP basis	$235,335	$187,169
Stock-based compensation expense	59,469	52,596
Amortization of acquired intangibles	16,935	16,399
Acquisition and integration-related costs	3,897	5,510
Restructuring	12	(277)
Non-qualified deferred compensation expenses (credits)	(2,568)	1,898
Other income or expense related to investments and non-qualified deferred compensation plan assets*	4,606	(3,332)
Income tax effect of non-GAAP adjustments	5,938	(28,782)
Net income on a non-GAAP basis	$323,624	$231,181

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	April 2, 2022	April 3, 2021
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.85	$0.67
Stock-based compensation expense	0.22	0.19
Amortization of acquired intangibles	0.06	0.06
Acquisition and integration-related costs	0.01	0.02
Restructuring	—	—
Non-qualified deferred compensation expenses (credits)	(0.01)	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.02	(0.01)
Income tax effect of non-GAAP adjustments	0.02	(0.10)
Diluted net income per share on a non-GAAP basis	$1.17	$0.83
Shares used in calculation of diluted net income per share	276,918	280,140

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 17, 2022, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s second quarter 2022 earnings release is published, which is currently scheduled for July 25, 2022.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
April 2, 2022 and January 1, 2022
(In thousands)
(Unaudited)

	April 2, 2022	January 1, 2022
Current assets:
Cash and cash equivalents	$1,134,752	$1,088,940
Receivables, net	361,789	337,596
Inventories	110,213	115,721
Prepaid expenses and other	128,143	173,512
Total current assets	1,734,897	1,715,769
Property, plant and equipment, net	310,690	305,911
Goodwill	923,719	928,358
Acquired intangibles, net	219,110	233,265
Deferred taxes	787,111	763,770
Other assets	419,540	439,226
Total assets	$4,395,067	$4,386,299
Current liabilities:
Accounts payable and accrued liabilities	$360,547	$417,283
Current portion of deferred revenue	600,279	553,942
Total current liabilities	960,826	971,225
Long-term liabilities:
Long-term portion of deferred revenue	106,838	101,148
Long-term debt	347,792	347,588
Other long-term liabilities	219,428	225,663
Total long-term liabilities	674,058	674,399
Stockholders’ equity	2,760,183	2,740,675
Total liabilities and stockholders’ equity	$4,395,067	$4,386,299

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended April 2, 2022 and April 3, 2021
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Revenue:
Product and maintenance	$846,244	$699,054
Services	55,522	36,974
Total revenue	901,766	736,028
Costs and expenses:
Cost of product and maintenance	72,795	64,906
Cost of services	25,048	19,061
Marketing and sales	140,186	132,826
Research and development	290,895	270,992
General and administrative	48,937	39,952
Amortization of acquired intangibles	4,964	4,631
Restructuring	12	(277)
Total costs and expenses	582,837	532,091
Income from operations	318,929	203,937
Interest expense	(4,108)	(4,217)
Other income (expense), net	(4,900)	2,701
Income before provision for income taxes	309,921	202,421
Provision for income taxes	74,586	15,252
Net income	$235,335	$187,169
Net income per share - basic	$0.86	$0.68
Net income per share - diluted	$0.85	$0.67
Weighted average common shares outstanding - basic	272,431	274,021
Weighted average common shares outstanding - diluted	276,918	280,140

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended April 2, 2022 and April 3, 2021
(In thousands)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash and cash equivalents at beginning of period	$1,088,940	$928,432
Cash flows from operating activities:
Net income	235,335	187,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,825	36,218
Amortization of debt discount and fees	268	264
Stock-based compensation	59,469	52,596
(Gain) loss on investments, net	2,038	(1,433)
Deferred income taxes	(24,920)	2,710
Provisions for losses (recoveries) on receivables	(344)	77
ROU asset amortization and change in operating lease liabilities	926	(2,136)
Other non-cash items	88	302
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(28,426)	(45,927)
Inventories	4,580	(669)
Prepaid expenses and other	44,419	(3,014)
Other assets	11,588	6,260
Accounts payable and accrued liabilities	(58,203)	(80,769)
Deferred revenue	56,225	59,166
Other long-term liabilities	(1,260)	(2,372)
Net cash provided by operating activities	336,608	208,442
Cash flows from investing activities:
Purchases of non-marketable investments	(1,000)	—
Purchases of property, plant and equipment	(18,130)	(16,968)
Purchases of intangible assets	(750)	—
Cash paid in business combinations, net of cash acquired	—	(189,262)
Net cash used for investing activities	(19,880)	(206,230)
Cash flows from financing activities:
Proceeds from issuance of common stock	45,673	46,384
Stock received for payment of employee taxes on vesting of restricted stock	(56,343)	(56,385)
Payments for repurchases of common stock	(250,016)	(172,267)
Net cash used for financing activities	(260,686)	(182,268)
Effect of exchange rate changes on cash and cash equivalents	(10,230)	(5,395)
Increase (decrease) in cash and cash equivalents	45,812	(185,451)
Cash and cash equivalents at end of period	$1,134,752	$742,981

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2021					2022
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	46%	44%	46%	43%	45%	47%
China	12%	14%	13%	12%	13%	16%
Other Asia	18%	19%	18%	21%	19%	18%
Europe, Middle East and Africa	18%	17%	17%	18%	17%	14%
Japan	6%	6%	6%	6%	6%	5%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2021					2022
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1
Custom IC Design and Simulation	23%	23%	23%	24%	23%	22%
Digital IC Design and Signoff	27%	28%	29%	29%	29%	27%
Functional Verification, including Emulation and Prototyping Hardware	26%	25%	23%	21%	24%	28%
IP	14%	13%	14%	14%	13%	13%
System Design and Analysis	10%	11%	11%	12%	11%	10%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 25, 2022
(Unaudited)

	Three Months Ending July 2, 2022	Year Ending December 31, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	29% - 30%	28.5% - 30%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	0%	0%
Non-qualified deferred compensation credits	0%	0%
Non-GAAP operating margin as a percent of total revenue†	39% - 40%	38.5% - 40%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 25, 2022
(Unaudited)

	Three Months Ending July 2, 2022	Year Ending December 31, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.59 to $0.63	$2.51 to $2.59
Stock-based compensation expense	0.23	0.98
Amortization of acquired intangibles	0.05	0.19
Acquisition and integration-related costs	0.01	0.03
Non-qualified deferred compensation credits	—	(0.01)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.02
Income tax effect of non-GAAP adjustments	0.07	0.17
Diluted net income per share on a non-GAAP basis†	$0.95 to $0.99	$3.89 to $3.97

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 25, 2022
(Unaudited)

	Three Months Ending July 2, 2022	Year Ending December 31, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$164 to $175	$697 to $719
Stock-based compensation expense	64	272
Amortization of acquired intangibles	15	52
Acquisition and integration-related costs	1	8
Non-qualified deferred compensation credits	—	(3)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	5
Income tax effect of non-GAAP adjustments	19	49
Net income on a non-GAAP basis†	$263 to $274	$1,080 to $1,102

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes, as applicable, equity in losses or income from investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.